Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Mary Kay Ladone, Vice President, Investor Relations
Phone:	312-819-9387
Email:	MaryKay.Ladone@hill-rom.com
Media
Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	Howard.Karesh@hill-rom.com

HILL-ROM’S FISCAL SECOND QUARTER FINANCIAL RESULTS EXCEED GUIDANCE

New Products, International Momentum and Operational Execution
Drive Revenue Growth and Margin Expansion

Company Tightens Full-Year Adjusted EPS Guidance Range

CHICAGO, April 27, 2018 -- Hill-Rom Holdings, Inc. (NYSE: HRC), today announced financial results for its fiscal second quarter ended March 31, 2018, and provided its fiscal third quarter and updated full-year financial outlook.

For the fiscal second quarter, Hill-Rom reported earnings of $0.42 per diluted share compared to $0.51 per diluted share in the prior-year period. On an adjusted basis, excluding special items, earnings of $1.05 per diluted share rose 19 percent from $0.88 per diluted share in the prior-year period, exceeding the company’s previously-issued guidance of $1.00 to $1.02 per diluted share. Adjustments to reported earnings are detailed in the reconciliation schedules provided.

“Hill-Rom’s financial performance continues to reflect solid execution on our strategic priorities. With sustained momentum across our diversified core business, we are confident in our ability to drive accelerated revenue growth,” said John J. Greisch, Hill-Rom’s president and chief executive officer. “Innovation, international momentum, and strategic investments to strengthen our commercial capabilities and operational execution will continue to drive enhanced value for patients, caregivers and our shareholders.”

Fiscal Second Quarter Financial Results

In the fiscal second quarter, Hill-Rom’s worldwide revenue of $711 million increased 5 percent compared to the fiscal second quarter of last year, or 2 percent on a constant currency basis. Domestic revenue of $466 million grew 1 percent, while revenue outside the U.S. of $245 million advanced 13 percent, or 4 percent on a constant currency basis.

Hill-Rom’s core revenue advanced 2 percent on a constant currency basis. Core revenue excludes foreign currency, divestitures, non-strategic assets the company plans to exit, and Mortara revenue prior to the anniversary date of the acquisition.

By reporting segment:

•
Patient Support Systems: Patient Support Systems revenue of $355 million declined 2 percent on a reported basis and declined 5 percent on a constant currency basis. Core revenue declined 1 percent on a constant currency basis.

•
Front Line Care: Front Line Care revenue of $238 million increased 13 percent on a reported basis and increased 11 percent on a constant currency basis. Core revenue increased 6 percent on a constant currency basis.

•	Surgical Solutions: Surgical Solutions revenue of $118 million advanced 12 percent on a reported basis and rose 6 percent on a constant currency basis.

Gross margin of 49.3 percent expanded 150 basis points compared to the prior year, while operating margin of 6.5 percent was lower than the prior year by 290 basis points. On an adjusted basis, gross margin expanded 130 basis points to 49.3 percent and operating margin expanded 120 basis points to 16.2 percent.

Recent Highlights

Supporting the company’s strategies and financial performance were several achievements aimed at enhancing Hill-Rom’s leadership, advancing innovation and transforming the portfolio. Highlights include:

•
Expanding indications with enhancements to the Spot™ Vision Screener, enabling the device to quickly and effectively screen for vision issues in adult patients with pupil sizes as small as 3 mm – a first-of-its-kind application in the vision-screening device sector. The portable, handheld device enables clinicians to quickly detect vision issues in patients from as young as six months of age through adulthood. Hill-Rom’s “Vision for All” campaign is focused on expanding access and preventing loss of sight for both  pediatric and adult populations.

•
Enhancing workflow efficiency and security features for the Welch Allyn Connex® vital signs monitoring portfolio with the integration of Imprivata® secure access technology. The new applications enable stronger protection of patient data collected or stored on Connex devices used in EMR-connected workflows, and provide clinicians a faster, easier way to access or update patient data.

•
Presenting new data from a robust multicenter study demonstrating that Hill-Rom’s MetaNeb® System reduces the incidence of post-operative pulmonary complications in high-risk patients, time spent on a ventilator, length of stay and total cost of care. The MetaNeb System, part of Hill-Rom’s respiratory care product portfolio, combines lung expansion, secretion clearance and aerosol delivery into a single, efficient therapy. Researchers from the Carolinas Health Care System, the University of Pennsylvania, Lahey Hospital and Medical Center, and Johns Hopkins University compiled data from 419 patients enrolled in the study.

•
Showcasing Hill-Rom’s surgical leadership and safety innovations with the introduction of the new Bard Parker® Plus Blade with Loader, designed to enhance safety and reduce sharps injuries in the operating room (OR), as well as the latest safety and ease-of-use upgrade to its Allen® Advance Table, a specialty OR table for complex surgical procedures.

•
Optimizing the product portfolio by entering an agreement to divest assets related to the company’s third-party rental business to Universal Hospital Services, Inc. (UHS) during the fiscal third quarter. The pending transaction, which includes the transfer of certain moveable, third-party medical equipment that can be rented to customers, allows Hill-Rom to redirect resources and strategic investments towards innovation, enhanced commercial capabilities and future growth opportunities.

2018 Financial Outlook

Hill-Rom provided its fiscal third quarter and full-year financial outlook. For full-year 2018, Hill-Rom continues to expect revenue to increase 3 to 4 percent on a reported basis and approximately 2 to 3 percent on a constant currency basis. The company continues to expect core revenue to increase approximately 3 percent. Core revenue excludes foreign currency, divestitures, non-strategic assets the company plans to exit, and Mortara revenue prior to the anniversary date of the acquisition. Hill-Rom now expects adjusted earnings, excluding special items, of $4.60 to $4.65 per diluted share, compared to its prior guidance of $4.57 to $4.65 per diluted share, and approximately $350 million in operating cash flow.

For the fiscal third quarter 2018, Hill-Rom expects revenue to increase approximately 3 percent on a reported basis, approximately 1 percent on a constant currency basis, and core revenue to increase approximately 3 to 4 percent. Hill-Rom expects adjusted earnings, excluding special items, of $1.12 to $1.14 per diluted share.

………………………………………………………….
Discussion of Adjusted Financial Measures

Hill-Rom routinely provides gross margin, operating margin, income tax expense, and earnings per share results on an adjusted basis because the company’s management believes these measures contribute to an understanding of our financial performance and provide additional analytical tools to understand our results from core operations and reveal underlying trends. These measures exclude strategic developments, acquisition and integration costs, special charges, the one-time impact of the new U.S. tax reform legislation, and other unusual events. The company also excludes expenses associated with the amortization of intangible assets associated with prior business acquisitions. These adjustments are made to allow investors to evaluate and understand operating trends excluding the non-cash impact of acquired intangible amortization on operating income and earnings per share.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

The company also routinely provides earnings per diluted share guidance on an adjusted basis.  This excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be $1.15 to $1.25 per diluted share for the fiscal year, and the one-time impact of new U.S. tax reform legislation we expect to record during fiscal 2018. Management also does not include adjusted items such as strategic developments, acquisition and integration costs, special charges, and other unusual items in our guidance because such items are being evaluated on an ongoing basis, can be highly variable and cannot be reasonably predicted. As such, prospective quantification of these items is not feasible and a full reconciliation of non-GAAP earnings per share guidance to GAAP earnings per share has not been provided. However, as a result of significant recent acquisitions, our ongoing footprint and portfolio optimization, and the new U.S. tax reform legislation, we do expect adjusted items we have not predicted to potentially be significant to our GAAP measures including gross margin, operating margin, income tax expense and earnings per share.

The company also presents certain results on a constant currency basis which compares results between periods as if foreign currency exchange rates had remained consistent period-over-period. Management monitors sales performance on an adjusted basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars. Management calculates constant currency by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Conference Call Webcast and Dial-in Information

The company will host a conference call and webcast today beginning at 7:30 a.m. (CT) or 8:30 a.m. (ET).

Conference Call Audio Only Dial-in Information: To participate in the conference call, dial (844) 654-5620 (domestic) or (647) 253-8654 (international). Please dial into the call at least 10 minutes prior to the start to allow time to connect. The confirmation code is 4698496.

Webcast: A simultaneous webcast of the call will be accessible via the company's website at www.hill-rom.com.

Presentation: A supplementary presentation will be posted on our website prior to the webcast.

A recording of the webcast/call audio will be available for telephone replay through May 4, 2018. To access the replay, dial (800) 585-8367 (domestic) or (416) 621-4642 (international). For the replay, callers will need to use confirmation code 4698496. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at www.hill-rom.com.

About Hill-Rom Holdings, Inc.

Hill-Rom is a leading global medical technology company whose products, services and more than 10,000 employees worldwide help people get better care inside and outside the hospital. Our innovations in five core areas – Advancing Mobility, Wound Care and Prevention, Patient Monitoring and Diagnostics, Surgical Safety and Efficiency, and Respiratory Health – improve clinical and economic outcomes and ensure caregivers in more than 100 countries have the products they need to protect their patients, speed up recoveries and manage conditions. Every day, around the world, we enhance outcomes for patients and their caregivers. Learn more at hill-rom.com.

Disclosure Regarding Forward-Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the company's future plans, proposed divestitures, product launches, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the company's actual results could differ materially from those set forth in any forward-looking statements. For a more in-depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The company assumes no obligation to update or revise any forward-looking statements, unless required by law.

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Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Dollars in millions, except per share data, unaudited)

	Quarter Ended March 31		Year to Date Ended March 31
	2018	2017	2018	2017
Net revenue
Product sales and service	$610.7	$579.6	$1,185.9	$1,121.5
Rental revenue	99.8	99.3	194.3	194.8
Total revenue	710.5	678.9	1,380.2	1,316.3
Cost of revenue
Cost of goods sold	313.7	305.7	617.8	594.1
Rental expenses	46.4	48.8	92.4	95.2
Total cost of revenue	360.1	354.5	710.2	689.3
Gross profit
Product sales and service	297.0	273.9	568.1	527.4
Rental	53.4	50.5	101.9	99.6
Total gross profit	350.4	324.4	670.0	627.0
As a percentage of sales	49.3%	47.8%	48.5%	47.6%

Research and development expenses	34.7	35.3	67.0	67.3
Selling and administrative expenses	232.7	222.4	454.4	431.2
Special charges	36.9	3.1	50.4	8.9

Operating profit	46.1	63.6	98.2	119.6

Other income (expense), net	(24.6)	(22.3)	(45.9)	(43.0)

Income tax expense	(7.0)	7.3	(64.5)	19.1

Net income	28.5	34.0	116.8	57.5

Less: Net loss attributable to noncontrolling interests	—	(0.4)	—	(0.7)

Net income attributable to common shareholders	$28.5	$34.4	$116.8	$58.2

Diluted earnings per share	$0.42	$0.51	$1.73	$0.87

Average common shares outstanding - diluted (thousands)	67,597	67,132	67,508	67,057

Dividends per common share	$0.20	$0.18	$0.38	$0.35

Hill-Rom Holdings, Inc. and Subsidiaries
Revenue Constant Currency
(Dollars in millions, unaudited)

					U.S.	OUS
	Quarter Ended March 31		Change As	Constant	Change As	Change As	Constant
	2018	2017	Reported	Currency	Reported	Reported	Currency

Product sales and service	$610.7	$579.6	5.4%	2.2%	1.1%	13.0%	4.1%

Rental revenue	99.8	99.3	0.5%	(0.8)%	0.1%	3.6%	(8.0)%

Total revenue	$710.5	$678.9	4.7%	1.8%	1.0%	12.5%	3.5%

Patient Support Systems	$355.0	$362.9	(2.2)%	(4.5)%	(5.5)%	6.5%	(2.0)%

Front Line Care	237.9	211.0	12.7%	10.7%	10.9%	17.0%	10.1%

Surgical Solutions	117.6	105.0	12.0%	5.6%	5.4%	18.4%	5.8%

Total revenue	$710.5	$678.9	4.7%	1.8%	1.0%	12.5%	3.5%

OUS - Outside of the U.S.

					U.S.	OUS
	Year to Date Ended March 31		Change As	Constant	Change As	Change As	Constant
	2018	2017	Reported	Currency	Reported	Reported	Currency

Product sales and service	$1,185.9	$1,121.5	5.7%	3.0%	1.7%	13.4%	5.5%

Rental revenue	194.3	194.8	(0.3)%	(1.3)%	(0.8)%	4.1%	(5.5)%

Total revenue	$1,380.2	$1,316.3	4.9%	2.4%	1.2%	12.9%	4.9%

Patient Support Systems	$689.4	$698.1	(1.2)%	(3.3)%	(3.8)%	5.6%	(2.0)%

Front Line Care	462.5	412.8	12.0%	10.2%	9.0%	19.6%	13.3%

Surgical Solutions	228.3	205.4	11.1%	5.7%	3.6%	18.5%	7.7%

Total revenue	$1,380.2	$1,316.3	4.9%	2.4%	1.2%	12.9%	4.9%

OUS - Outside of the U.S.

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share
(Dollars in millions, except per share data, unaudited)

	Quarter Ended March 31, 2018					Quarter Ended March 31, 2017
	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Gross Margin	Operating Margin[1]	Income Before Income Taxes	Income Tax Expense	Diluted EPS
GAAP Basis	49.3%	6.5%	$21.5	$(7.0)	$0.42	47.8%	9.4%	$41.3	$7.3	$0.51
Adjustments:
Acquisition and integration costs	—%	0.4%	2.6	0.7	0.03	0.1%	1.1%	7.2	3.4	0.06
Acquisition-related intangible asset amortization	—%	3.8%	27.0	6.9	0.30	—%	3.9%	26.6	9.0	0.26
Field corrective actions	—%	—%	—	—	—	0.1%	0.1%	0.5	(0.1)	0.01
Litigation expenses	—%	0.3%	1.8	0.4	0.02	—%	0.1%	0.9	0.3	0.01
Special charges	—%	5.2%	36.9	9.7	0.40	—%	0.5%	3.1	0.9	0.03
Tax method and law changes and related costs	—%	—%	0.8	8.7	(0.12)	—%	—%	—	—	—
Adjusted Basis	49.3%	16.2%	$90.6	$19.4	$1.05	48.0%	15.0%	$79.6	$20.8	$0.88
 1 Total does not add due to rounding

	Year to Date Ended March 31, 2018					Year to Date Ended March 31, 2017
	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Gross Margin	Operating Margin[1]	Income Before Income Taxes	Income Tax Expense	Diluted EPS
GAAP Basis	48.5%	7.1%	$52.3	$(64.5)	$1.73	47.6%	9.1%	$76.6	$19.1	$0.87
Adjustments:
Acquisition and integration costs	—%	0.4%	5.0	1.3	0.05	0.1%	1.0%	13.2	5.6	0.11
Acquisition-related intangible asset amortization	—%	3.9%	53.7	13.5	0.60	—%	4.0%	52.1	17.3	0.52
Field corrective actions	—%	—%	—	—	—	—%	—%	0.5	(0.1)	0.01
Litigation expenses	—%	0.4%	5.8	1.5	0.06	—%	0.1%	0.9	0.3	0.01
Special charges	—%	3.7%	50.4	13.2	0.55	—%	0.7%	8.9	2.8	0.09
Tax method and law changes and related costs	—%	—%	0.8	69.0	(1.01)	—%	—%	—	(2.2)	0.03
Gain on disposition	—%	—%	(1.0)	—	(0.01)	—%	—%	(1.0)	(0.4)	(0.01)
Adjusted Basis	48.5%	15.5%	$167.0	$34.0	$1.97	47.7%	14.8%	$151.2	$42.4	$1.63
1 Total does not add due to rounding

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions, unaudited)

	March 31, 2018	September 30, 2017
Assets
Current Assets
Cash and cash equivalents	$239.0	$231.8
Trade accounts receivable, net of allowances	537.9	579.3
Inventories, net	315.1	284.5
Other current assets	109.0	70.6
Total current assets	1,201.0	1,166.2

Property, plant and equipment, net	341.8	355.4
Intangible assets
Goodwill	1,754.2	1,759.6
Other intangible assets and software, net	1,088.1	1,144.0
Other assets	119.6	103.5

Total Assets	$4,504.7	$4,528.7

Liabilities
Current Liabilities
Trade accounts payable	$159.6	$167.9
Short-term borrowings	221.3	188.9
Other current liabilities	269.6	301.9
Total current liabilities	650.5	658.7

Long-term debt	2,025.6	2,120.4
Other long-term liabilities	318.2	384.0

Total Liabilities	2,994.3	3,163.1

Total Shareholders' Equity Attributable to Common Shareholders	1,510.4	1,358.2

Noncontrolling interests	—	7.4

Total Shareholders' Equity	1,510.4	1,365.6

Total Liabilities and Shareholders' Equity	$4,504.7	$4,528.7

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in millions, unaudited)

	Year to Date Ended March 31
	2018	2017
Operating Activities
Net income	$116.8	$57.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	39.2	40.6
Amortization	9.6	10.0
Acquisition-related intangible asset amortization	53.7	52.1
Provision for deferred income taxes	(89.2)	(14.6)
(Gain) Loss on disposal of property, equipment leased to others, intangible assets, and impairments	(0.6)	(3.0)
(Gain) loss on disposition of businesses	22.4	(1.0)
Stock compensation	15.8	12.2
Change in working capital excluding cash, current debt, acquisitions and dispositions:
Trade accounts receivable	45.7	25.4
Inventories	(29.0)	2.9
Other current assets	(37.9)	2.8
Trade accounts payable	(8.7)	(5.7)
Accrued expenses and other liabilities	(35.8)	(55.0)
Other, net	23.6	2.2
Net cash provided by operating activities	125.6	126.4
Investing Activities
Capital expenditures and purchases of intangible assets	$(51.4)	$(47.3)
Proceeds on sale of property and equipment leased to others	3.7	10.6
Payment for acquisition of businesses, net of cash acquired	—	(314.3)
Proceeds on sale of businesses	1.0	4.5
Other	(1.0)	(0.4)
Net cash used in investing activities	(47.7)	(346.9)
Financing Activities
Proceeds from borrowings on long-term debt	$1.0	$300.0
Payment of long-term debt	(54.9)	(36.6)
Borrowings on Revolving Credit Facility	75.0	53.0
Payments on Revolving Credit Facility	(95.0)	(60.8)
Borrowings on Securitization Program	51.4	—
Payments on Securitization Program	(37.3)	—
Debt issuance costs	—	(4.3)
Payment of cash dividends	(25.1)	(22.9)
Proceeds from exercise of stock options	10.5	14.6
Proceeds from stock issuance	3.0	2.3
Treasury stock acquired	(4.4)	(33.6)
Net cash provided by (used in) financing activities	(75.8)	211.7
Effect of exchange rate changes on cash	5.1	(4.7)
Net Cash Flows	7.2	(13.5)
Cash and Cash Equivalents
At beginning of period	231.8	232.2
At end of period	$239.0	$218.7